EXHIBIT 10.18
Summary of Employment Agreements
December 31, 2007

Length of Severance Period
Employee	Title	Termination	Change of Control
Bahram Akradi	CEO	NA	NA
Mike Gerend	President/COO	18 mos.	21 mos
Mike Robinson	EVP	18 mos.	21 mos
Mike Brown	SVP	18 mos.	12 mos.
Eric Buss	EVP	18 mos.	12 mos.
Mark Zaebst	EVP	18 mos.	12 mos.
Jeff Zwiefel	SVP	18 mos.	12 mos.
Non-compete term of 18 months across all employees in the event of a “Termination” situation and 24 months across all employees in the event of a “Change of Control” situation.